Exhibit 10.7

WEBTOON ENTERTAINMENT, INC.

SECOND AMENDED AND RESTATED 2020 STOCK OPTION PLAN

Approved by Board on February 28, 2023

1. Establishment, Purpose and Term of Plan.

1.1. Establishment. The Webtoon Entertainment, Inc. Second Amended and Restated 2020 Stock Option Plan is hereby established effective as of February 28, 2023.

1.2. Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders and members by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3. Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that all Stock Options shall be granted, if at all, within ten (10) years from the date set forth in Section 1.1 above.

2. Definitions and Construction.

2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

a. “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Participating Company Group.

b. “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any stock exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Stock Options are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

c. “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

d. “Cashless Exercise” means a program approved by the Board in which payment of the Stock Option exercise price or tax withholding obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Stock Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount.

e. “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

i a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

ii a sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company; or

iii the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Company by one or more of the Company’s stockholders.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a Qualified Offering shall not constitute a Change in Control.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

f. “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

g. “Committee” means the compensation committee or other committee or subcommittee of the Board duly delegated to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

h. “Company” means Webtoon Entertainment, Inc., a Delaware corporation, or any successor corporation thereto.

i. “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company; provided, that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

j. “Director” means a member of the Board.

k. “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

l. “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service solely as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

m. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

n. “Fair Market Value” means, as of any date, the value of a Share or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

i If, on such date, the Shares are listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share as quoted on the national or regional securities exchange or market system constituting the primary market for the Shares, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Shares have traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

ii If, on such date, the Shares are not listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

o. “Incentive Stock Option” means a Stock Option intended to be (as set forth in the Stock Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

p. “Nonstatutory Stock Option” means a Stock Option not intended to be (as set forth in the Stock Option Agreement) or which does not qualify as an Incentive Stock Option.

q. “Officer” means any person designated by the Board as an officer of the Company.

r. “Parent Corporation” means any present or future “Parent Corporation” of the Company, as defined in Section 424(e) of the Code.

s. “Participant” means any eligible person who has been granted one or more Stock Options.

t. “Participating Company” means the Company and/or any Parent Corporation, Subsidiary Corporation, or Affiliate.

u. “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

v. “Plan” means this Webtoon Entertainment, Inc. Second Amended and Restated 2020 Stock Option Plan.

w. “Qualified Offering” means the closing of an underwritten public offering (i) pursuant to an effective registration statement under the U.S. Securities Act of 1933 or (ii) on the basis of an approved prospectus and/or pursuant to a valid registration, qualification or filing under applicable law of another jurisdiction, in each case of the Shares or other equity securities of the Company

x. “Securities Act” means the Securities Act of 1933, as amended.

y. “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, including officers, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service; provided, that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence allowed under the Applicable Laws or any internal regulations or policies approved by and governing the applicable Participating Company or the employing entity (the “Rules of Employment”), which is approved by the applicable Participating Company or the employing entity, as applicable. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds the maximum allowable period under the Rules of Employment following the commencement of such then leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company and the Participating Company, as applicable, in accordance with the relevant policies and Rules of Employment, or required by Applicable Law, an unpaid leave of absence and any interruption of the Participant’s Service due to disciplinary action shall not be treated as Service for purposes of determining vesting, exercising and the Mandatory Service Period under the Participant’s Stock Option Agreement and in such case, the Exercise Period shall be extended for a period of such unpaid leave of absence or interruption due to disciplinary action; provided, however, that the Exercise Period shall not in any event exceed ten (10) years after the effective date of grant of such Stock Option. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Further, a Participant’s Service shall be deemed to have terminated if the Participant is transferred from a Participating Company for which the Participant renders Service on the date of grant of Stock Option to any other business entity among Participating Company Group, unless the Participant is transferred to a subject company (the “Subject Company”) listed in Exhibit A (which may be amended by the Board from time to time) by the order of the Company or the Participating Company. Subject to the foregoing, the Company or the employing entity, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

z. “Share” means a share of the common stock of the Company, as adjusted from time to time in accordance with Section 4.1.

aa. “Stock Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

bb. “Stock Option Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Stock Option granted to the Participant.

cc. “Stock Option Exchange Program” means a program approved by the Board whereby outstanding Stock Options (i) are exchanged for Stock Options with a lower exercise price, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value.

dd. “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

ee. “Ten Percent Stockholder” means a person who, immediately before a Stock Option is granted to such person, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of a Participating Company within the meaning of Section 422(b)(6) of the Code.

ff “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which Shares subject to a Stock Option remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such Shares upon the Participant’s termination of Service.

2.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1. Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any Stock Option Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Stock Option shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Stock Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Stock Option Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

3.2. Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein; provided, that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3. Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

a. to determine the persons to whom, and the time or times at which, Stock Options shall be granted and the number of Shares to be subject to each Stock Option;

b. to determine the type of Stock Option granted;

c. to determine the Fair Market Value of Shares or other property;

d. to determine the terms, conditions and restrictions applicable to each Stock Option (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Stock Option, (ii) the method of payment for Shares purchased pursuant to any Stock Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Stock Option or Shares acquired pursuant thereto, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Stock Option, (v) the time of expiration of any Stock Option, (vi) the effect of any Participant’s termination of Service on any of the foregoing, (vii) the performance criteria, if any, and level of achievement versus the performance criteria that shall determine the number of Shares granted, issued, retainable and/or vested, and (viii) all other terms, conditions and restrictions applicable to any Stock Option or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

e. to approve one or more forms of Stock Option Agreement;

f. to amend, modify, extend, cancel or renew any Stock Option or to waive any restrictions or conditions applicable to any Stock Option or any Shares acquired pursuant thereto;

g. to accelerate, continue, extend or defer the exercisability or vesting of any Stock Option or any Shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

h. subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of capital stock of the Company; provided, that no amendment or adjustment to a Stock Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

i. to allow Participants to satisfy withholding tax obligations or costs attendant to exercising a Stock Option by electing to have the Company withhold from the Shares or cash to be delivered upon exercise or vesting of a Stock Option that number of Shares represented by the Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld and/or the attendant costs. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld and/or costs imposed is to be determined. All elections by a Participant to have Shares or cash withheld for these purposes will be made in such form and under such conditions as the Board may deem necessary or advisable;

j. to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Stock Options;

k. to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Stock Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Stock Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

l. to make all other determinations deemed necessary or advisable for administering the Plan.

3.4. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity to handle and defend the same at its own expense.

4. Shares Subject to Plan.

4.1. Number of Shares Issuable. Subject to adjustment as provided in Section 4.2 hereof, the maximum number of Shares issuable pursuant to Stock Options under the Plan shall not exceed fifteen percent (15%) of the aggregate number of issued and outstanding Shares, on a non-diluted basis, at the time of a Stock Option is granted. The Shares may be authorized but unissued or reacquired Shares or any combination thereof. If an outstanding Stock Option for any reason expires or is terminated or canceled or if Shares are acquired pursuant to a Stock Option subject to an Option Exchange Program, forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Stock Option or such forfeited or repurchased Shares shall again be available for issuance under the Plan.

4.2. Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and kind of shares subj ect to the Plan (including the maximum number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options) and to any outstanding Stock Options, and in the exercise or purchase price per Share of any outstanding Stock Options in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Stock Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Stock Options to provide that such Stock Options are for New Shares. In the event of any such amendment, the number of Shares subject to, and the exercise or purchase price per Share of, the outstanding Stock Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per Share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Stock Option be decreased to an amount less than the par value, if any, of the Shares subject to the Stock Option. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5. Eligibility and Option Limitations.

5.1. Persons Eligible for Stock Options. Stock Options may be granted only to Employees, Consultants and Directors.

5.2. Participation in the Plan. Stock Options are granted solely at the discretion of the Board. Eligible persons may be granted more than one Stock Option. However, eligibility in accordance with this Section shall not entitle any person to be granted a Stock Option, or, having been granted a Stock Option, to be granted an additional Stock Option.

5.3. Incentive Stock Option Limitations.

a. Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. The maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is equal to 300,000 Shares.

b. Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of a Stock Option to such person may be granted only a Nonstatutory Stock Option.

c. Fair Market Value Limitation. To the extent that Stock Options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Stock Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, Stock Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the Stock Option with respect to such Shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Stock Options as required or permitted by such amendment to the Code. If a Stock Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Stock Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Stock Option first. Upon exercise of the Stock Option, Shares issued pursuant to each such portion shall be separately identified.

6. Stock Options.

Stock Options shall be evidenced by Stock Option Agreements specifying the number of Shares covered thereby, in such form as the Board shall from time to time establish. Stock Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1. Exercise Price. The exercise price for each Stock Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per Share for an Incentive Stock Option shall be not less than the Fair Market Value of a Share on the effective date of grant of the Stock Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per Share less than one hundred ten percent (110%) of the Fair Market Value of a Share on the effective date of grant of the Stock Option. Notwithstanding the foregoing, a Stock Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Stock Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2. Exercisability and Term of Stock Options. Stock Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Stock Option Agreement evidencing such Stock Option; provided, however, that (a) no Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Stock Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Stock Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of a Stock Option, any Stock Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Stock Option, unless earlier terminated in accordance with its provisions.

6.3. Payment of Exercise Price.

a. Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Stock Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Shares owned by the Participant having a Fair Market Value not less than the exercise price, (iii) a Cashless Exercise, (iv) if approved by the Board, by delivery of a properly executed notice electing a Net-Exercise; (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by Applicable Law; or (vi) by any combination thereof. The Board may at any time or from time to time grant Stock Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

b. Limitations on Forms of Consideration.

i Tender of Shares. Notwithstanding the foregoing, a Stock Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would constitute a violation of the provisions of any Applicable Law, regulation or agreement restricting the redemption of the Company’s Shares.

Unless otherwise provided by the Board, a Stock Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such Shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and were not used for another Stock Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

ii Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, to decline to approve or to terminate any program or procedures for the exercise of Stock Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4. Grounds for Cancellation of Stock Option. Notwithstanding any provision of this Plan or the Stock Option Agreement, the Board may cancel an outstanding Stock Option held by a Participant if any of the following circumstances or events occur:

a. The Participant retires or resigns at his or her own will from the Company or applicable Participating Company prior to exercising his or her right regarding the Stock Options.

b. The Participant fails to perform his or her duty to the Company or a Participating Company that results in financial or reputational loss on the Company or Participating Company Group.

c. The Company becomes unable to meet its obligations under this Plan and the Stock Option Agreement due to bankruptcy or dissolution of the Company.

d. The Participant is subject to disciplinary action for violation of personnel regulations of the Company or the Participating Company group.

e. The Participant transfers his or her Stock Option to another party or provides such Stock Option as collateral without the prior approval of the Board.

f. The Participant exploits undisclosed information of the Company or Participating Company or engages in unfair transactions through means such as market manipulation so as to exercise his or her right regarding the Stock Option.

g. The lowest performance evaluation result (review) is accrued to the Participant or the Participant receives an official warning message from the Company for neglecting his or her duty on two (2) or more occasions from the date of grant before the exercisable period commences, the evaluation result including that of either the Company or a Participating Company.

h. The Participant fails to perform acts that are deemed lawful and reasonably necessary for the continuous and stable provision of the Company’s or Participating Companies’ services, neglects to perform his or her pertinent duties, or engages in conduct that interferes or may interfere with such continuous and stable provision. For the avoidance of doubt, engaging in a competing business or holding concurrent job(s) or positions in other business entities without applicable Participating Company’s prior written consent shall be considered as negligence of Participant’s duties.

i. The Participant commits a material breach of any of its obligations under the Stock Option Agreement. For the avoidance of doubt, a material breach shall include a breach by the Participant of confidentiality obligation under the Stock Option Agreement.

6.5. Effect of Termination of Service.

a. Stock Option Exercisability. Subject to earlier termination of the Stock Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, a Stock Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable on or after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

i. Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Stock Option, to the extent vested and unexercised on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Stock Option’s term as set forth in the Stock Option Agreement evidencing such Stock Option (the “Stock Option Expiration Date”).

ii Death. If the Participant’s Service terminates because of the death of the Participant, the Stock Option, to the extent vested and unexercised on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Stock Option by reason of the Participant’s death at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Stock Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within such period after the Participant’s termination of Service as may be set forth in the applicable Stock Option Agreement.

iii Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability or death, the Stock Option, to the extent vested and unexercised on the date on which the Participant’s Service terminated, may be exercised by the Participant on or before the date on which the Participant’s Service terminated.

b. Extension if Exercise Prevented by Applicable Law. Notwithstanding the foregoing, if the exercise of a Stock Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 10 below, the Stock Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Stock Option Expiration Date.

6.6. Transferability of Stock Options. During the lifetime of the Participant, a Stock Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. A Stock Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Stock Option Agreement evidencing such Stock Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Standard Forms of Stock Option Agreements.

7.1. Stock Option Agreements. Each Stock Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Stock Option Agreement approved by the Board and as amended from time to time. No Stock Option or purported Stock Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Stock Option Agreement. Any Stock Option Agreement may consist of an appropriate form of Notice of Grant and a form of Stock Option Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Board may approve from time to time.

7.2. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Stock Option Agreement either in connection with the grant or amendment of an individual Stock Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Stock Option Agreement are not inconsistent with the terms of the Plan.

8. Change in Control.

8.1. Effect of Change in Control on Stock Options. Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board may provide for any one or more of the following:

a. Accelerated Vesting. The Board may, in its discretion, provide in any Stock Option Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of each or any outstanding Stock Option or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

b. Assumption, Continuation or Substitution of Stock Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”) may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Stock Option or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Stock Option or portion thereof a substantially equivalent Stock Option with respect to the Acquiror’s shares. For purposes of this Section, if so determined by the Board, in its discretion, a Stock Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Stock Option confers the right to receive, subject to the terms and conditions of the Plan and the applicable Stock Option Agreement, for each Share subject to such portion of the Stock Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Stock Option for each Share to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Stock Option or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of a Stock Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Stock Option Agreement evidencing such Stock Option except as otherwise provided in such Stock Option Agreement.

c. Cash-Out of Outstanding Stock Options. The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Stock Option or portion thereof outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Stock Option in (i) cash, (ii) shares of the corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Stock Option. For the avoidance of doubt, if the exercise or purchase price per Share of a Stock Option is greater than the Fair Market Value of the consideration to be paid per Share in the Change in Control, such Stock Option may be canceled for zero consideration without the consent of the Participant. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Stock Options as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Stock Options in accordance with the vesting schedules applicable to such Stock Options.

8.2. Federal Excise Tax under Section 4999 of the Code. Unless otherwise provided for in the Stock Option Agreement or in any other agreement between the Company (or a Participating Company) and the Participant, if any payment or right accruing under this Plan (without the application of this Paragraph 9.2), either alone or together with other payments or rights accruing to the Participant, the Company or a Participating Company would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Board. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose. The Company, Board, Committee, and any members thereof individually, shall have no obligation or liability to any Participant for any income or excise taxes arising under the Code, including Sections 4999 and 409A, in the event any Stock Options granted under this Plan are found to violate any Code Sections, including Sections 280G or 409A.

9. Tax Withholding.

9.1. Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of a Stock Option, to make adequate provision for, the federal, state, local and foreign taxes (including any social insurance tax), if any, required by law to be withheld by the Company with respect to a Stock Option or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares or to release Shares from an escrow established pursuant to a Stock Option Agreement until the Company’s tax withholding obligations have been satisfied by the Participant.

9.2. Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise of a Stock Option, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

10. Compliance with Securities Law.

The grant of Stock Options and the issuance of Shares pursuant to any Stock Option shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Stock Option may be exercised or Shares issued pursuant to a Stock Option unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the Shares issuable pursuant to the Stock Option or (b) the Shares issuable pursuant to the Stock Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11. Amendment or Termination of Plan.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of Shares that may be issued under the Plan in the form of Incentive Stock Options (except by operation of the provisions of Section 4.1), and (b) no other amendment of the Plan that would require approval of the Company’s stockholders under any Applicable Law, regulation or rule, including the rules of any stock exchange or market system upon which the Shares may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Stock Option unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Stock Option without the consent of the Participant. Notwithstanding any other provision of the Plan or any Stock Option Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Stock Option Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Stock Option Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

12. Lock-Up Period.

As a condition to the grant of a Stock Option, in connection with Qualified Offering by the Company of its equity securities, Participant hereby agrees that he/she will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days or such longer period, as the underwriters or the Company shall reasonably request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Company securities (except securities included in such public offering or acquired on the public market after such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Shares, or securities, whether any such transaction described in clause (i) or

(ii) above is to be settled by delivery of securities, in cash or otherwise. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Participant shall further agree to sign such documents as may be required by such lead underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Shares acquired pursuant to a Stock Option until the end of such period as provided for in this Section 12.

13. Savings Clause.

This Plan is intended to comply in all respects with all Applicable Laws and regulations, including, (a) with respect to those Participant who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (b) Section 402 of the Sarbanes- Oxley Act. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under Applicable Law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all Applicable Laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, to the extent that Section 16 of the Exchange Act is applicable to the Company, no grant of a Stock Option to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Stock Option, unless the Board determines that the grant of such Stock Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

14. Miscellaneous Provisions.

14.1. Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Stock Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

14.2. Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 4.2, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Stock Option granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s

Service at any time. To the extent that an Employee of a Participating Company other than the Company receives a Stock Option under the Plan, that Stock Option shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

14.3. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by a Stock Option until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 4.1 or another provision of the Plan. In addition, any rights that a Participant has with respect to any Shares issued under any Stock Option may be subject to the terms and conditions of any stockholder agreement adopted by the Company to which the Board determines shall be applicable to such Shares. No Shares shall be issued pursuant to a Stock Option unless the recipient of such Shares has executed a joinder to any such stockholder agreement.

14.4. Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to a Stock Option and shall deliver such Shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (b) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Shares to the Participant in certificate form.

14.5. Retirement and Welfare Plans. Neither Stock Options made under this Plan nor Shares or cash paid pursuant to such Stock Options shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

14.6. No Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Stock Option.

14.7. Section 409A of the Code. Notwithstanding other provisions of the Plan or any Stock Option Agreements hereunder, no Stock Option shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Committee, by the Committee that, as a result of Section 409A of the Code, payments in respect of any Stock Option under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Stock Option Agreement, as the case may be, without causing the Participant holding such Stock Option to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 14.7 in good faith; provided, however, that neither the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 14.7.

14.8. Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

14.9. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

14.10. Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Stock Option Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

* * * *

Exhibit A

List of Subject Companies

1. WEBTOON ENTERTAINMENT Inc.

2. NAVER WEBTOON Limited

3. NAVER WEBTOON COMPANY Corporation

4. STUDIO LICO Corporation

5. StudioN Corporation

6. LINE Digital Frontier Co., Ltd.

7. Wattpad WEBTOON Studios Inc.

8. eBook Initiative Japan Co., Ltd.

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